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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-174635) pertaining to the Lone Pine Resources Inc. 2011 Stock Incentive Plan of our report dated March 22, 2012 with respect to the consolidated financial statements of Lone Pine Resources Inc. as of December 31, 2011 and for the year ended December 31, 2011 included in this Annual Report (Form 10-K) for 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Calgary, Canada
March 22, 2012

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  Exhibit 23.2